Exhibit 10.47

LIMITED GUARANTY

THIS LIMITED GUARANTY (this “Guaranty”) dated as of January 12, 2012 is made by the party or parties named on the signature page or pages hereof (herein individually and, if more than one, collectively, jointly and severally, referred to as a “Guarantor”), to and for the benefit of ING LIFE INSURANCE AND ANNUITY COMPANY, a Connecticut corporation (“Lender”).

WITNESSETH:

WHEREAS, Lender has agreed to make a loan (the “Loan”) to LEAWOOD TCP, LLC, a Delaware limited liability company (“Borrower”), in the aggregate principal amount of SEVENTY-SEVEN MILLION AND NO/100 DOLLARS ($77,000,000.00);

WHEREAS, the Loan is to be evidenced by a Promissory Note made by Borrower to Lender dated on or about this same date (as the same may be extended, renewed, refinanced, refunded, amended, modified or supplemented from time to time, the “Note”);

WHEREAS, the Note is to be secured by, inter alia, a Mortgage, Security Agreement, Financing Statement and Fixture Filing (as the same may be amended, modified or supplemented from time to time, the “Mortgage”), and an Assignment of Rents and Leases (as the same may be amended, modified or supplemented from time to time, the “Assignment”), each of even date herewith and each intended to be recorded in the Office of the Register of Deeds of Johnson County, Kansas;

WHEREAS, each Guarantor has a significant interest in Borrower, and is familiar with the financial condition of Borrower and the transactions contemplated by the Note, Mortgage and the Loan Documents (capitalized terms not defined herein shall have the meanings assigned to them in the Mortgage), expects to derive material benefits from the contemplated uses of the proceeds of the Loan, and desires that Lender make the Loan;

WHEREAS, each Guarantor acknowledges receipt of a copy of the Note, the Mortgage, the Assignment, and the other Loan Documents; and

WHEREAS, the execution and delivery by Guarantor of this Guaranty is a condition to Lender’s obligation to make the Loan to Borrower;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Guarantor, and intending to be legally bound, Guarantor hereby agrees as follows:

ARTICLE I
GUARANTY

                  1.01.         Guaranteed Obligations.

Guarantor hereby unconditionally and irrevocably guaranties to Lender the due, punctual and full payment and performance of, and covenants with Lender to duly, punctually and fully pay and perform, and to be fully liable to Lender for, the following (including without limitation reasonable attorney’s fees and disbursements and collections costs incurred in connection therewith) (collectively, the “Guaranteed Obligations”):

(i)            the application of rents, security deposits, or other income, issues, profits, and revenues derived from the Premises after the occurrence of an Event of Default to the extent applied to anything other than (a) normal and necessary operating expenses of the Premises or (b) the Indebtedness.  It is understood that any rents collected more than one month in advance as of the time of the Event of Default shall be considered to have been collected after the Event of Default;

(ii)           any loss, cost or damages arising out of or in connection with fraud or material misrepresentations to Lender by Borrower (or by any of its general partners, officers, shareholders, members, or their agents, if applicable);

(iii)          any loss, cost or damages arising out of or in connection with Borrower’s use or misapplication of (a) any proceeds paid under any insurance policies by reason of damage, loss or destruction to any portion of the Premises, or (b) proceeds or awards resulting from the condemnation or other taking in lieu of condemnation of any portion of the Premises, for purposes other than those set forth in the Mortgage;

(iv)          any loss, cost or damages arising out of or in connection with any waste of the Premises or any portion thereof and all reasonable costs incurred by Lender in order to protect the Premises;

(v)           any taxes, assessments and insurance premiums for which Borrower is liable under the Note, the Mortgage or any of the other Loan Documents and which are paid by Lender (but not the proportionate amount of any such taxes, assessments and insurance premiums which accrue following the date of foreclosure [plus any applicable redemption period] or acceptance of a deed in lieu of foreclosure);

(vi)          any loss, costs or damages arising out of or in connection with Borrower’s covenants, obligations and liabilities contained in Paragraph 31 of the Mortgage and under the Environmental Indemnification Agreement dated of even date herewith executed by Borrower and Guarantor in favor of Lender;

(vii)         any loss, cost or damages to Lender arising out of or in connection with any construction lien, mechanic’s lien, materialman’s lien or similar lien against the Premises arising out of acts or omissions of Borrower;

(viii)        any and all loss, costs or damages arising out of or incurred in order to cause the Improvements to comply with the accessibility provisions of The Americans with Disabilities Act and each of the regulations promulgated thereunder, as the same may be amended from time to time which are required by any governmental authority;

(ix)           the total Indebtedness in the event that (a) Lender is prevented from acquiring title to the Premises after any Event of Default because of failure of Borrower’s title under federal, state or local laws, less any recovery Lender is successful in collecting on any title insurance policy it holds in connection with the Premises, or (b) Borrower or Guarantor voluntarily files a petition in bankruptcy or commences a case or insolvency proceeding, in each case relating to the Borrower’s or Guarantor’s insolvency, under any provision or chapter of the Federal Bankruptcy Code;

(x)           any loss, damage, cost, expense and liability, including, but not limited to, reasonable attorneys’ fees and costs, resulting from any act of Borrower or its general partners, members, shareholders, officers, directors, beneficiaries, and/or trustees, as the case may be, to obstruct, delay or impede Lender from exercising any of its rights or remedies under the Loan Documents;

(xi)           the total Indebtedness in the event that (a) Borrower makes either a transfer of an interest in the Borrower or in the Premises that in either instance is not permitted under the terms of the Mortgage, without obtaining the prior written approval of Lender, or (b) Borrower executes a document that either creates an encumbrance on the Premises or in a membership interest in Borrower, that in either instance is not permitted by the Mortgage without obtaining the prior written approval of Lender;

(xii)          all costs and fees, including without limitation reasonable attorney fees and costs, incurred by Lender in the enforcement of subparagraphs (i) through (xi) above.

1.02.         Guaranty Unconditional.  The obligations of Guarantor hereunder are continuing, absolute and unconditional, irrespective of any circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety.  Without limiting the generality of the foregoing, the obligations of Guarantor hereunder shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by:

(a)           any amendment, modification or supplement to the Mortgage, the Note or any other Loan Document;

(b)           any exercise or nonexercise of or delay in exercising any right, remedy, power or privilege under or in respect of this Guaranty, the Mortgage, the Note or any other Loan Document (even if any such right, remedy, power or privilege shall be lost thereby), or any waiver, consent, indulgence or other action or inaction in respect thereof;

(c)           any bankruptcy, reorganization, insolvency, arrangement, composition, assignment for the benefit of creditors or similar proceeding commenced by or against Borrower or any Guarantor or any discharge, limitation, modification or release of liability of the Borrower or any Guarantor by virtue of such proceedings;

(d)           any failure to perfect or continue perfection of, or any release or waiver of, any rights given to Lender in the Premises as security for the performance of any of the Guaranteed Obligations;

(e)           any extension of time for payment or performance of any of the Guaranteed Obligations;

(f)           the genuineness, validity or enforceability of the Loan Documents;

(g)           any limitation of liability of Borrower, or of any or all of the holders of ownership interests in Borrower, contained in any Loan Document;

(h)           any defense that may arise by reason of the failure of Lender to file or enforce a claim against the estate of Borrower in any bankruptcy or other proceeding;

(i)            any voluntary or involuntary liquidation, dissolution, sale of all or substantially all of the property of, or any marshaling of assets and liabilities or other similar proceeding affecting, Borrower or any Guarantor or any of its respective assets;

(j)            the release of Borrower, or any Guarantor, from performance or observance of any of the agreements, covenants, terms or conditions contained in the Loan Documents by operation of law;

(k)           the failure of Lender to keep Guarantor advised of Borrower’s financial condition, regardless of the existence of any duty to do so but not in any way implying any obligation contractual or otherwise to do so;

(l)            any sale or other transfer of the Premises or any part thereof or any foreclosure by Lender on the Premises or any part thereof;

(m)          any counterclaim, recoupment, set-off, reduction or defense used in any claim Guarantor may assert or now or hereafter have against the Lender, the Borrower or any Guarantor; or

(n)           any other circumstances which might otherwise constitute a legal or equitable discharge of a guarantor or surety.

No set-off, claim, reduction or diminution of any obligation, or any defense of any kind or nature which Borrower or any Guarantor now has or hereafter may have against Lender, shall be available hereunder to any Guarantor against Lender.  Each Guarantor acknowledges that Lender may agree that it shall not in any foreclosure proceeding in respect of all or any portion of the Premises seek or obtain a deficiency judgment against Borrower, and that the obligations of Guarantor shall in no way be diminished or otherwise affected by the failure to seek or obtain a deficiency judgment.

 1.03.         No Notice or Duty to Exhaust Remedies.  Each Guarantor hereby waives diligence, presentment, demand, protest, acceptance of this Guaranty, and all notices of any kind, and waives any requirement that Lender exhaust any right or remedy, or proceed first or at any time, against Borrower or any other guarantor of, or any security for, any of the Guaranteed Obligations.  This Guaranty constitutes an agreement of suretyship as well as of guaranty, and Lender may pursue its rights and remedies under this Guaranty and under the other Loan Documents in whatever order, or collectively, as Lender may elect, and shall be entitled to payment and performance hereunder notwithstanding such other Loan Documents and notwithstanding any action taken by Lender or inaction by Lender to enforce any of its rights or remedies against any other guarantor or any other person or property whatsoever.

 1.04.         Waiver of Subrogation.  Notwithstanding any payments made or obligations performed by Guarantor by reason of this Guaranty (including but not limited to application of funds on account of such payments or obligations), each Guarantor hereby irrevocably waives and releases any and all rights it may have at any time (whether arising directly or indirectly, by operation of law, contract or otherwise) (a) to assert any claim against Borrower or any other person, or against any direct or indirect security, on account of payments made or obligations performed under or pursuant to this Guaranty, including without limitation any and all rights of subrogation, reimbursement, exoneration, contribution or indemnity, or (b) to require the marshaling of any assets of Borrower, which right of marshaling might otherwise arise from payments made or obligations performed under or pursuant to this Guaranty, and any and all rights that would  result in such Guarantor being deemed a “creditor” under the United States Bankruptcy Code of Borrower or any other person.

 1.05.         Subordination of Indebtedness.  Each Guarantor agrees that all indebtedness of Borrower to Guarantor, whether now existing or hereafter created, direct or indirect, contingent, joint, several, independent, due or to become due, or held or to be held by Guarantor, whether created directly or acquired by assignment or otherwise (the “Subordinated Indebtedness”), be and hereby is expressly subordinated and junior in right of payment to all of the Guaranteed Obligations.  Until the Loan is repaid in full, Guarantor shall take no action to enforce payment of any Subordinated Indebtedness by Borrower.

 1.06.         Waivers.  Guarantor hereby waives (a) notice of the execution and delivery of any of the Loan Documents, (b) notice of the creation of any of the Guaranteed Obligations, (c) notice of the Lender’s acceptance of and reliance on this Agreement, (d) presentment and demand for payment of the Guaranteed Obligations and notice of non-payment and protest of non-payment of the Guaranteed Obligations, (e) any notice from the Lender of the financial condition of the Borrower regardless of the Lender’s knowledge thereof, (f) demand for observance, performance or enforcement of, or notice of default under, any of the provisions of this Guaranty or any of the Loan Documents, and all other demands and notices otherwise required by law which Guarantor may lawfully waive, excepting therefrom notices which are expressly required by the Loan Documents, if any, (g) any right or claim to cause a marshaling of the assets of the Borrower or any Guarantor, and (h) any defense at law or in equity on the adequacy or value of the consideration for this Guaranty.

                  1.07.         Consents.  Without notice to, or further consent of, Guarantor, Guarantor hereby consents that the Lender may at any time and from time to time on one or more occasions (a) renew, extend, accelerate, subordinate, change the time or manner of payment or performance of, or otherwise deal with in any manner satisfactory to the Lender any of the terms and provisions of, all or any part of the Guaranteed Obligations, (b) waive, excuse, release, change, amend, modify or otherwise deal with in any manner satisfactory to the Lender any of the provisions of any of the Loan Documents, (c) release the Borrower or any Guarantor, (d) waive, omit or delay the exercise of any of its powers, rights and remedies against the Borrower or any Guarantor or any collateral and security for all or any part of the Guaranteed Obligations, (e) release, substitute, subordinate, add, fail to maintain, preserve or perfect any of its liens on, security interests in or rights to, or otherwise deal with in any manner satisfactory to the Lender, any collateral and security for all or any part of the Guaranteed Obligations, and/or the Indebtedness under the Note or the obligations under the Mortgage or other Loan Documents, (f) apply any payments of all or any of the Guaranteed Obligations received from the Borrower or Guarantor, or any other party or source whatsoever, to the Guaranteed Obligations in such order and manner as the Lender in its sole and absolute discretion may determine, or (g) take or omit to take any other action, whether similar or dissimilar to the foregoing which may or might in any manner or to any extent vary the risk of Guarantor or otherwise operate as a legal or equitable discharge, release or defense of Guarantor under applicable laws.

ARTICLE II
REPRESENTATIONS AND COVENANTS

                  2.01.        Representations.  Each Guarantor hereby represents to Lender that:

(a)           Guarantor has a financial interest in Borrower, and Guarantor will receive a material benefit and advantage from the making of the Loan.

(b)           Since the date of the last financial statements provided to Lender, there has been no material adverse change in the assets, net worth, credit standing or other financial condition of Guarantor.  As of the date of this Guaranty, there has been no material litigation filed or threatened by or against, nor any judgment entered against, Guarantor.  As of the date of this Guaranty, no petition in bankruptcy or insolvency has been filed by or against Guarantor, nor has any application been made for the appointment of a receiver or trustee relating to the business or assets of Guarantor, nor has Guarantor made an assignment for the benefit of creditors or taken any other similar action.

(c)           Guarantor has full power and authority to enter into this Guaranty, and the execution, delivery, and performance of this Guaranty does not violate any judgment or order of any court, agency or other governmental body by which Guarantor is bound, or any Certificate or Articles of Incorporation, Bylaws, Partnership Agreement or other charter, organizational or governing document of Guarantor, and does not violate or constitute any default under any agreement or instrument by which Guarantor is bound.

                  2.02.         Covenants.  Each Guarantor hereby covenants to Lender that:

(a)           Promptly upon becoming aware thereof, Guarantor shall give Lender notice of the commencement, existence or threat of any proceeding by or before any governmental authority having jurisdiction over the Premises (whether federal, state, local or municipal) against or affecting Guarantor which, if adversely decided, would have a material adverse effect on the business, operations, or financial condition of Guarantor or on its ability to perform its obligations hereunder.

(b)           Guarantor shall permit such persons as Lender may designate to examine Guarantor’s books and records and take copies and extracts therefrom and to discuss the affairs of Guarantor with its officers, employees and independent accountants at such times and as often as Lender may reasonably request provided Lender gives reasonable notice thereof.  Guarantor hereby authorizes such officers, employees and independent accountants to discuss with Lender the affairs of Guarantor.

(c)           Guarantor shall furnish to Lender within 90 days after the last day of each fiscal year of Guarantor, or upon request by Lender if an Event of Default under the Loan Documents has occurred, (i) financial statements of Guarantor in form and content satisfactory to Lender and (ii) copies of all annual federal or state income tax returns required to be filed by Guarantor; Guarantor covenants to pay all taxes shown on such returns when due.

(d)           If Guarantor is a corporation or partnership, Guarantor shall not (i) dissolve, merge or consolidate with any other entity or (ii) sell, transfer or otherwise dispose of all or a substantial part of its assets except with Lender’s prior written consent or in a bona fide, arm’s length transaction and for a fair and reasonable consideration.

ARTICLE III
DEFAULTS AND REMEDIES

3.01.          Event of Default.  The occurrence of any one or more of the following events shall constitute an Event of Default under the provisions of this Guaranty, and the term “Event of Default” as used in this Guaranty shall mean the occurrence of any one or more of the following events: (a) the failure of Guarantor to promptly pay or perform all or any part of the Guaranteed Obligations, (b) any representation or warranty made herein or any financial statement or other information furnished by Guarantor pursuant hereto shall prove to have been false or misleading in any material respect on the date as of which the same was made or furnished, (c) the failure of Guarantor to observe, perform and comply with any of the covenants set forth in section 2.02 of this Guaranty, and such failure shall continue uncured for a period of ten (10) days from the date of receipt of notice thereof from the Lender to Guarantor, (d)  the commencement or filing of any proceedings by or against Guarantor or any of Guarantor’s assets or properties under the provisions of any bankruptcy, reorganization, arrangement, insolvency, receivership, liquidation or similar law for the relief of debtors, and, except with respect to any such proceedings instituted by Guarantor, are not discharged within sixty (60) days of their commencement, or (e) the dissolution of Guarantor unless the Guaranteed Obligations are assumed by a new guarantor or guarantors, having a net worth or an aggregate net worth, as the case may be, equal to or greater than the net worth of the dissolved Guarantor upon the date hereof, and such guarantor or guarantors shall become liable by assumption under this Guaranty within thirty (30) days of the death of Guarantor.

3.02.          Rights and Remedies.  Upon the occurrence of an Event of Default under the provisions of this Guaranty, an amount equal to the total of the Guaranteed Obligations then outstanding (whether matured or unmatured and regardless of whether any portion of such Guaranteed Obligations are then due and payable by the Borrower) shall immediately and automatically be due and payable by Guarantor to Lender without further action by, or notice of any kind from, Lender unless expressly provided for herein, and the Lender may at any time and from time to time thereafter exercise any powers, rights and remedies available to the Lender under the provisions of this Guaranty, the Loan Documents and applicable laws to enforce and collect the obligations and liabilities of Guarantor hereunder, all such powers, rights and remedies being cumulative and enforceable alternatively, successively or concurrently.  Guarantor shall pay to Lender on demand the amount of any and all reasonable costs and expenses, including, without limitation, court costs and attorney’s fees and expenses, paid or incurred by or on behalf of the Lender in exercising any such powers, rights and remedies, together with interest thereon from the date due until paid in full at the Default Rate (as defined in the Note).  Each and every Event of Default hereunder shall give rise to a separate cause of action hereunder, and separate actions may be brought hereunder as each cause of action arises.  No failure or delay by the Lender in one or more instances to require strict performance by Guarantor of any of the provisions hereof or to exercise any powers, rights or remedies available to it under the provisions of this Guaranty, the Loan Documents or applicable laws shall operate as a waiver thereof or preclude Lender at any later time or times from demanding strict performance thereof or exercising any such powers, rights or remedies.  No conduct, custom or course of dealing shall be effective to waive, amend, modify or release this Guaranty.  No modification or waiver of any of the provisions of this Guaranty shall be effective unless it is in writing and signed by the Lender, and any such waiver shall be effective only in the specific instance and for the specific purpose for which it is given.

3.03.          Effect Of Bankruptcy Proceedings.  This Guaranty shall continue to be effective, or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by Lender as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made.  If an Event of Default at any time shall have occurred and be continuing or exist and declaration of default or acceleration under or with respect to any of the Loan Documents shall at such time be prevented by reason of the pendency against Borrower of a case or proceeding under any bankruptcy or insolvency law, Guarantor agrees that, for purposes of this Guaranty and Guarantor’s obligations hereunder, such Loan Documents shall be deemed to have been declared in default or accelerated with the same effect as if such Loan Documents had been declared in default and accelerated in accordance with the terms thereof, and Guarantor shall forthwith pay the Guaranteed Obligations in full without further notice or demand.

ARTICLE IV
MISCELLANEOUS

4.01.          Further Assurances.  From time to time upon the request of Lender, Guarantor shall promptly and duly execute, acknowledge and deliver any and all such further instruments and documents as Lender may deem necessary or desirable to confirm this Guaranty, to carry out the purpose and intent hereof or to enable Lender to enforce any of its rights hereunder.

4.02.          Amendments, Waivers, Etc.  This Guaranty cannot be amended, modified, waived, changed, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of such amendment, modification, waiver, change, discharge or termination is sought.

4.03.          No Implied Waiver; Cumulative Remedies.  No course of dealing and no delay or failure of Lender in exercising any right, power or privilege under this Guaranty or any other Loan Document shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege.  The rights and remedies of Lender under this Guaranty are cumulative and not exclusive of any rights or remedies which Lender would otherwise have under the other Loan Documents, at law or in equity.

4.04.          Notices.

(a)           All notices, demands, requests, and other communications desired or required to be given hereunder  (“Notices”), shall be in writing and shall be given by: (i) hand delivery to the address for Notices; (ii) delivery by overnight courier service to the address for Notices; or (iii) sending the same by United States mail, postage prepaid, certified mail, return receipt requested, addressed to the address for Notices.

(b)           All Notices shall be deemed given and effective upon the earlier to occur of: (i) the hand delivery of such Notice to the address for Notices; (ii) one business day after the deposit of such Notice with an overnight courier service by the time deadline for next day delivery addressed to the address for Notices; or (iii) three business days after depositing the Notice in the United States mail as set forth in (a)(iii) above.  All Notices shall be addressed to the following addresses:

Guarantor:	Glimcher Properties Limited Partnership c/o Glimcher Properties Corporation 180 East Broad Street Columbus, Ohio 43215-3467 Attention: General Counsel

And to:	Frost Brown Todd LLC One Columbus 10 West Broad Street, Suite 2300 Columbus, Ohio 43215-3467 Attention: John I. Cadwallader, Esq.

Lender:	ING Life Insurance and Annuity Company c/o ING Investment Management LLC 5780 Powers Ferry Road, NW, Suite 300 Atlanta, Georgia 30327-4349 Attention: Mortgage Loan Servicing Department

and	ING Investment Management LLC 5780 Powers Ferry Road, NW, Suite 300 Atlanta, Georgia 30327-4349 Attention: Real Estate Law Department

With a copy to:	Bryan Cave LLP One Atlantic Center Fourteenth Floor 1201 West Peachtree Street, NW Atlanta, Georgia 30309-3488 Attention: John R. Parks, Esq.

or to such other persons or at such other place as any party hereto may by Notice designate as a place for service of Notice.  Provided, that the “copy to” Notice to be given as set forth above is a courtesy copy only; and a Notice given to such person is not sufficient to effect giving a Notice to the principal party, nor does a failure to give such a courtesy copy of a Notice constitute a failure to give Notice to the principal party.

4.05.          Expenses.  Guarantor agrees to pay or cause to be paid and to save Lender harmless against liability for the payment of all out-of-pocket expenses, including fees and expenses of counsel for Lender, incurred by Lender from time to time arising in connection with Lender’s enforcement or preservation of rights under this Guaranty, including but not limited to such expenses as may be incurred by Lender in connection with any default by Guarantor of any of Guarantor’s obligations hereunder.

4.06.          Continuing Agreement.  This Guaranty shall be a continuing one and shall be binding upon Guarantor regardless of how long before or after the date hereof any of the Guaranteed Obligations were or are incurred, and all representations, warranties, covenants, undertakings, obligations, consents, waivers and agreements of Guarantor herein shall survive the date of this Guaranty and shall continue in full force and effect until all Guaranteed Obligations have been indefeasibly paid in full and no commitments therefor are outstanding.

4.07.          Jurisdiction.  Each Guarantor after consultation with counsel irrevocably (a) agrees that Lender may bring suit, action or other legal proceedings arising out of this Guaranty in the courts of the State of Kansas in Johnson County, or the United States District Court in the federal judicial district in which the Premises is located; (b) consents to the jurisdiction of each such court in any such suit, action or proceeding; (c) consents to service of process in any such suit, action, or proceeding by the mailing of copies of such process to Guarantor by certified or regular mail at the notice address provided herein; (d) waives any objection which Guarantor may have to the laying of the venue of any such suit, action or proceeding in any of such courts; and (e) waives any right Guarantor may have to a jury trial in connection with any such suit, action or proceeding.

4.08.          Severability.  If any term or provision of this Guaranty or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Guaranty, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Guaranty shall be valid and enforceable to the full extent permitted by law.

4.09.          Counterparts.  This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

4.10.          Governing Law.  This Guaranty shall be governed by, and construed in accordance with, the laws (excluding conflicts of laws rules) of the State of Kansas.

4.11.          Joint and Several.  The obligations of Guarantor hereunder shall be joint and several.

4.12.          Successors and Assigns.  This Guaranty shall bind Guarantor and Guarantor’s heirs, executors, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

4.13.          Time is of the Essence.  Time is of the essence in connection with all obligations of Guarantor hereunder.

4.14.          Assignment.  The Lender may, without notice or consent to Guarantor, assign or transfer all or any part of the Guaranteed Obligations and this Guaranty will inure to the benefit of Lender’s assignee or transferee; provided that the Lender shall continue to have the unimpaired right to enforce this Guaranty as to that part of the Guaranteed Obligations the Lender has not assigned or transferred.  In connection with any such assignment, transfer, or the grant of any participation in all or a part of the Guaranteed Obligations, the Lender may divulge to any potential or actual assignee, transferee or participant all reports, financial or other information and documents furnished or executed in connection with this Guaranty.

4.15.          WAIVER OF JURY TRIAL.  GUARANTOR, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHT GUARANTOR MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED ON OR ARISING OUT OF THIS AGREEMENT OR INSTRUMENT, OR ANY RELATED INSTRUMENT OR AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS, WHETHER ORAL OR WRITTEN, OR ACTION OF ANY PARTY HERETO.  GUARANTOR SHALL NOT SEEK TO CONSOLIDATE BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.  THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY ANY PARTY HERETO EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL PARTIES.

4.16.          Acknowledgment.  The undersigned further acknowledge having received advice from legal counsel to the undersigned as to the nature and extent of all waivers set forth in this Guaranty.

4.17.          Gender; Number; Terms.  Words and phrases herein shall be construed as in the singular or plural number and as masculine, feminine or neuter gender, according to the context.  The use of the words “herein,” “hereof,” “hereunder” and other similar compounds of the word “here” shall refer to this entire Guaranty and not to any particular section, paragraph or provision.

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IN WITNESS WHEREOF, Guarantor has duly executed and delivered this Guaranty as of the date first above written.

GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership

By:	Glimcher Properties Corporation, a Delaware corporation, Sole General Partner
By: /s/ Mark E. Yale Name: Mark E. Yale Title: Executive Vice President, Chief Financial Officer and Treasurer

STATE OF OHIO                                           )
       ) ss.
COUNTY OF FRANKLIN                            )

This instrument was acknowledged before me on December 22, 2011, by Mark E. Yale as Executive Vice President, Chief Financial Officer and Treasurer of Glimcher Properties Corporation, a Delaware corporation, general partner of Glimcher Properties Limited Partnership, a Delaware limited partnership, sole member of LEAWOOD TCP, LLC, a Delaware limited liability company.

(SEAL)	/s/ Janelle R. Courtright Printed Name: Janelle R. Courtright Notary Public in and for said State Commissioned in Delaware County

My Commission Expires:
June 28, 2013